Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-1900 to Form S-8, as amended, of our report dated June 28, 2012 appearing in this Annual Report on Form 11-K of the Brown & Brown, Inc. Employee Savings Plan and Trust for the year ended December 31, 2011.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia
June 28, 2012